EXHIBIT 99.1
Contacts:
Laurie Van Raemdonck
Vice President, Investor Relations
(248) 340-7731
lvanraemdonck@championhomes.net
or
Phyllis Knight
Executive Vice President and CFO
(248) 340-9090
Champion Enterprises Reports Net Income of $0.10 per Diluted Share
for the Second Quarter of 2007
Manufacturing Segment Backlogs Increase 62 Percent Sequentially while Segment Margin Improves to
6.7 Percent; Cash From Operations Totals $23.6 Million for the Quarter
AUBURN HILLS, Mich., July 17, 2007 – Champion Enterprises, Inc. (NYSE: CHB), a leader in factory-built construction, today announced results for its second quarter ended June 30, 2007. Revenues for the quarter decreased 11 percent to $330.4 million compared to $370.7 million for the second quarter of 2006. Income from continuing operations before income taxes totaled $10.0 million compared to $11.5 million for the second quarter of 2006. Net income for the quarter totaled $7.5 million, or $0.10 per diluted share, compared to net income of $112.1 million, or $1.44 per diluted share, for the same period of the prior year. Net income for the second quarter of 2006 included $101.9 million of income from the reversal of the previously recorded deferred tax asset valuation allowance.
North American Manufacturing Segment
•	Manufacturing segment net sales for the second quarter decreased 19 percent to $258.3 million compared to $319.9 million in the same period of the prior year.

•	Revenues from the sale of modular homes in the quarter totaled $80 million, representing 31 percent of manufacturing segment sales, down from $88 million in the second quarter of 2006, while homes sold into Canada grew 82 percent compared to the second quarter of last year and increased 25 percent over last quarter.

•	Manufacturing segment income for the second quarter totaled $17.2 million compared to $21.0 million in the second quarter of 2006. Segment margins improved to 6.7 percent for the quarter compared to 6.6 percent in the same period last year, while the capacity utilization rate decreased slightly to 60 percent compared to 62 percent in the second quarter of 2006.

Champion Enterprises Reports Net Income of $0.10 per Diluted Share for the Second Quarter of 2007

•	Segment backlogs improved to $68 million at the end of the second quarter compared to $52 million at the same time last year and $42 million at the end of the first quarter.
International Manufacturing Segment
•	International segment sales climbed to $56.9 million for the second quarter, up from $27.1 million in the same period of the prior year and $46.5 million last quarter.

•	Segment income increased to $4.5 million for the period from $1.2 million in the second quarter of 2006 and $3.1 million in the first quarter, resulting in an improved margin of 7.8 percent compared to 4.4 percent in the same period last year and 6.7 percent last quarter.

•	International segment order backlogs remained strong, with firm contracts and orders pending contracts under framework agreements totaling approximately $245 million, compared to approximately $120 million at the end of the second quarter of 2006 and approximately $250 million at the end of last quarter.
Retail Segment
•	The retail segment reported second quarter 2007 revenues of $21.4 million compared to $35.0 million for the same period last year, a reflection of the significant ongoing challenges in the California housing markets.

•	Retail segment income totaled $0.7 million for the quarter compared to $2.4 million in the second quarter of 2006, and segment margins were 3.1 percent compared to 6.8 percent for the same period of the prior year.
Other Highlights
•	Cash and cash equivalents increased to $104.8 million at June 30, 2007 compared to $76.6 million at the end of the first quarter of 2007.

•	Cash flow from continuing operating activities totaled $23.6 million for the quarter ended June 30, 2007 compared to $12.6 million for the same period last year, while free cash flow (cash flow from continuing operating activities less capital expenditures) improved to $21.8 million from $8.0 million for the second quarter of 2006.

•	The Company amended its credit facility during the quarter to adjust both the allowed leverage and required interest coverage for the last 12 months ended June 30, 2007 and for the 12-month periods ending Sept. 29, 2007 and Dec. 29, 2007. The Company was in compliance with both requirements, as amended, for the period ended June 30, 2007.
“Despite continuing difficulties in the U.S. housing markets, our results this quarter demonstrate the substantial efforts we’ve made to right size our organization and to improve efficiencies in our plants regardless of market conditions,” stated William Griffiths, chairman, president and chief executive officer of Champion Enterprises, Inc. “While our manufacturing segment sales declined 19 percent, our segment margin improved to 6.7 percent for the quarter, up from 6.6 percent last year. In addition,

Champion Enterprises Reports Net Income of $0.10 per Diluted Share for the Second Quarter of 2007

the manufacturing segment ended the quarter on a strong note with backlogs improving over 30 percent year-over-year and over 60 percent since last quarter.
“Further, the international segment reported its strongest quarter since being acquired in April of 2006 by more than doubling both sales and segment income as compared to the second quarter of 2006.”
Griffiths concluded, “Finally, as a result of our strict focus on cash and working capital management, we nearly tripled free cash flow as compared to last year’s second quarter, adding further to the resources available for reinvestment in our longer-term growth and diversification strategy.”
Second Quarter 2007 Conference Call
Champion Enterprises will host a conference call on Wednesday, July 18, 2007 at 11 a.m. EDT to discuss these results and current business trends. To listen to the call, please call (888) 481-7939 for domestic callers or (617) 847-8707 for international callers. The passcode is 97414913. The call may also be heard live at www.championhomes.com under the investor relations link.
A telephone replay of the call will be available approximately one hour after the call’s conclusion through Wednesday, Aug. 1, 2007. To access the telephone replay, please call (888) 286-8010 for domestic callers or (617) 801-6888 for international callers. The passcode is 80507364. The webcast replay will be available on the Company’s Web site under the investor relations link for 90 days.
About Champion
Auburn Hills, Michigan-based Champion Enterprises, Inc., a leader in factory-built construction, operates 32 manufacturing facilities in North America and the United Kingdom and works with over 3,000 independent retailers, builders and developers. The Champion family of builders produces manufactured and modular homes, as well as modular buildings for government and commercial applications. For more information, please visit www.championhomes.com.
Forward-Looking Statements
This news release contains certain statements, including statements regarding future market conditions, the reinvestment of resources in Champion’s growth and diversification strategy, and backlogs and pending orders, each of which could be construed to be forward-looking statements within the meaning of the Securities and Exchange Act of 1934.
These statements reflect the Company’s views with respect to future plans, events and financial performance. The Company does not undertake any obligation to update the information contained herein, which speaks only as of the date of this press release. The Company has identified certain risk factors which could cause actual results and plans to differ substantially from those included in the forward-looking statements. These factors are discussed in the Company’s most recently filed Form 10-K and other SEC filings, in each case under the section entitled “Forward-Looking Statements,” and those discussions regarding risk factors are incorporated herein by reference.
– Tables Follow –

CHB/ 4
CHAMPION ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
(Dollars and weighted shares in thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	June 30,	July 1,	%	June 30,	July 1,	%
	2007	2006	Change	2007	2006	Change
		(Restated)			(Restated)
Net sales:
Manufacturing segment	$258,319	$319,943	(19%)	$457,615	$651,594	(30%)
International segment	56,887	27,131	110%	103,418	27,131	281%
Retail segment	21,354	35,043	(39%)	39,424	62,321	(37%)
Less: intercompany	(6,200)	(11,400)		(10,300)	(23,800)

Total net sales	330,360	370,717	(11%)	590,157	717,246	(18%)

Cost of sales	278,488	313,878	(11%)	506,272	606,114	(16%)

Gross margin	51,872	56,839	(9%)	83,885	111,132	(25%)

Selling, general and administrative expenses	36,747	40,027	(8%)	73,647	77,258	(5%)
Amortization of intangible assets	1,417	1,299	9%	2,819	1,391	103%

Operating income	13,708	15,513	(12%)	7,419	32,483	(77%)

Interest expense, net	3,723	4,011	(7%)	7,763	6,081	28%

Income (loss) from continuing operations before income taxes	9,985	11,502	(13%)	(344)	26,402	(101%)

Income tax expense (benefit)	2,527	(100,503)	103%	(563)	(99,303)	99%

Income from continuing operations	7,458	112,005	(93%)	219	125,705	(100%)

Income from discontinued operations, net of taxes	7	77	(91%)	—	24	(100%)

Net income	$7,465	$112,082	(93%)	$219	$125,729	(100%)

Basic income per share:
Income from continuing operations	$0.10	$1.47	(93%)	$—	$1.65	(100%)
Income from discontinued operations	—	—		—	—

Net income	$0.10	$1.47	(93%)	$—	$1.65	(100%)

Weighted shares for basic EPS	76,796	76,343		76,676	76,212

Diluted income per share:
Income from continuing operations	$0.10	$1.44	(93%)	$—	$1.62	(100%)
Income from discontinued operations	—	—		—	—

Net income	$0.10	$1.44	(93%)	$—	$1.62	(100%)

Weighted shares for diluted EPS	77,658	77,495		77,506	77,438

See accompanying Notes to Financial Information.
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CHB/ 5
CHAMPION ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(In thousands)

	(UNAUDITED)	(UNAUDITED)
	June 30,	March 31,	December 30,
	2007	2007	2006
Assets:
Cash and cash equivalents	$104,755	$76,571	$70,208
Accounts receivable, trade	73,646	58,099	47,645
Inventories	83,004	93,046	102,350
Deferred tax asset	31,565	32,126	32,303
Other current assets	11,836	9,834	10,677

Total current assets	304,806	269,676	263,183

Property, plant and equipment, net	106,653	110,598	112,527
Goodwill and other intangible assets, net	335,537	334,012	335,464
Deferred tax asset	76,880	76,235	71,600
Other non-current assets	17,012	17,245	17,841

Total assets	$840,888	$807,766	$800,615

Liabilities and Shareholders’ Equity:
Accounts payable	$88,363	$72,784	$54,607
Other accrued liabilities	149,223	144,791	148,596

Total current liabilities	237,586	217,575	203,203

Long-term debt	253,288	251,956	252,449
Deferred tax liability	10,178	10,327	10,600
Other long-term liabilities	32,504	32,562	32,601
Shareholders’ equity	307,332	295,346	301,762

Total liabilities and shareholders’ equity	$840,888	$807,766	$800,615

See accompanying Notes to Financial Information.
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CHB/ 6
CHAMPION ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED CASH FLOW STATEMENTS (UNAUDITED)
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,	July 1,	June 30,	July 1,
	2007	2006	2007	2006
		(Restated)		(Restated)
Net income	$7,465	$112,082	$219	$125,729
Income from discontinued operations	(7)	(77)	—	(24)
Adjustments:
Depreciation and amortization	5,005	4,833	10,032	8,064
Stock-based compensation	737	1,531	1,556	3,348
Change in deferred taxes	(257)	(101,900)	(4,492)	(101,900)
Loss (gain) on disposal of fixed assets	207	(542)	(593)	(4,528)
Increase/decrease:
Accounts receivable	(14,732)	5,713	(25,159)	11,199
Inventories	10,361	2,317	19,705	5,952
Accounts payable	14,253	(10,131)	32,285	(266)
Accrued liabilities	3,550	97	(2,352)	(10,394)
Other, net	(3,026)	(1,361)	(743)	2,014

Cash provided by continuing operating activities	23,556	12,562	30,458	39,194

Additions to property, plant and equipment	(1,769)	(4,547)	(3,647)	(9,058)
Acquisitions	—	(100,364)	—	(123,192)
Proceeds on disposal of fixed assets	2,586	1,143	3,404	5,763
Distributions from unconsolidated subsidiaries	884	—	884	—

Cash provided by (used for) investing activities	1,701	(103,768)	641	(126,487)

Payments on long-term debt	(543)	(528)	(1,036)	(829)
Proceeds from term loan	—	78,561	—	78,561
Increase in deferred financing costs	—	(980)	—	(995)
(Increase) decrease in restricted cash	—	(6)	15	382
Common stock issued, net	957	1,333	1,421	1,955

Cash provided by financing activities	414	78,380	400	79,074

Cash (used for) provided by discontinued operations	(127)	504	92	1,054

Effect of exchange rate changes on cash and cash equivalents	2,640	1,832	2,956	1,832

Increase (decrease) in cash and cash equivalents	28,184	(10,490)	34,547	(5,333)
Cash and cash equivalents at beginning of period	76,571	132,136	70,208	126,979

Cash and cash equivalents at end of period	$104,755	$121,646	$104,755	$121,646

See accompanying Notes to Financial Information.
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CHB/ 7
CHAMPION ENTERPRISES, INC. AND SUBSIDIARIES
NOTES TO FINANCIAL INFORMATION (UNAUDITED)
(1) The results of operations for businesses acquired in 2006 are included in the Company’s results from continuing operations subsequent to the respective acquisition dates. Manufacturing segment acquisitions consist of Highland Manufacturing that was acquired on March 31, 2006, and North American Housing that was acquired on July 31, 2006. The Company’s international segment consists of Caledonian Building Systems Limited, which was acquired on April 7, 2006.
(2) The Company evaluates the performance of its manufacturing, international and retail segments based on income before amortization of intangible assets, interest, income taxes and general corporate expenses. A reconciliation of income (loss) from continuing operations before income taxes for the three and six months ended are as follows (dollars in thousands):

	June 30,	Related	July 1,	Related
Three months ended:	2007	Sales	2006	Sales

Manufacturing segment income	$17,217	6.7%	$21,039	6.6%
International segment income	4,458	7.8%	1,199	4.4%
Retail segment income	666	3.1%	2,379	6.8%
General corporate expenses	(7,416)		(7,605)
Amortization of intangible assets	(1,417)		(1,299)
Intercompany eliminations	200		(200)
Interest expense, net	(3,723)		(4,011)

Income from continuing operations before income taxes	$9,985	3.0%	$11,502	3.1%

	June 30,	Related	July 1,	Related
Six months ended:	2007	Sales	2006	Sales

Manufacturing segment income	$17,313	3.8%	$47,005	7.2%
International segment income	7,582	7.3%	1,199	4.4%
Retail segment income	1,538	3.9%	3,892	6.2%
General corporate expenses	(16,695)		(17,222)
Amortization of intangible assets	(2,819)		(1,391)
Intercompany eliminations	500		(1,000)
Interest expense, net	(7,763)		(6,081)

(Loss) income from continuing operations before income taxes	$(344)	(0.1%)	$26,402	3.7%

(3) In the second quarter of 2006 the Company reversed its deferred tax asset valuation allowance totaling $101.9 million. The Company’s earnings subsequent to this reversal are fully taxed for financial reporting purposes. Income tax benefit for the six months ended June 30, 2007 is primarily based on the Company’s estimated effective consolidated tax rate for the full year plus any tax adjustments.
(4) For the year-to-date period ended June 30, 2007, gains on disposal of fixed assets resulted primarily from the sale of two idle plants, while for the same period in 2006, gains on disposal of fixed assets resulted primarily from the sale of an investment property in Florida and three idle plants.
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CHB/ 8
CHAMPION ENTERPRISES, INC. AND SUBSIDIARIES
OTHER STATISTICAL INFORMATION (UNAUDITED)

	Three months ended			Six months ended
	June 30,	July 1,	%	June 30,	July 1,	%
	2007	2006	Change	2007	2006	Change

MANUFACTURING
Units sold:
HUD-Code	2,752	4,185	(34%)	4,912	8,950	(45%)
Modular	1,002	1,246	(20%)	1,769	2,240	(21%)
Canadian	430	236	82%	774	538	44%
Other	10	25	(60%)	22	43	(49%)

Total units sold	4,194	5,692	(26%)	7,477	11,771	(36%)
Less: intercompany	86	172	(50%)	150	353	(58%)

Units sold to independent retailers / builders	4,108	5,520	(26%)	7,327	11,418	(36%)

Floors sold	8,098	11,048	(27%)	14,463	22,362	(35%)

Multi-section mix	79%	83%		79%	79%

Average unit prices, excluding delivery
Total	$55,100	$51,300	7%	$55,000	$50,500	9%
HUD-Code	$45,400	$46,000	(1%)	$45,400	$44,700	2%
Modular	$75,000	$66,500	13%	$76,000	$71,200	7%
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